Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the NextNav Inc. 2021 Omnibus Incentive Plan of our report dated March 13, 2024, with respect to the consolidated financial statements of NextNav Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst and Young LLP

Tysons, Virginia

March 13, 2024